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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): March 3, 2003



                                 ENDOCARE, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


         0-27212                                          33-0618093
(Commission File Number)                       (IRS Employer Identification No.)


                 201 TECHNOLOGY DRIVE, IRVINE, CALIFORNIA 92618
          (Address of principal executive offices, including zip code)


                                 (949) 450-5400
              (Registrant's telephone number, including area code)
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ITEM 5.           OTHER EVENTS

APPOINTMENT OF NEW PRESIDENT AND CHIEF OPERATING OFFICER.

As previously reported by Endocare, Inc. (the "Company") in a press release dated March 12, 2003, the Company's Board of Directors approved the appointment of William J. Nydam as the Company's new President and Chief Operating Officer, effective March 3, 2003.

Mr. Nydam brings to this position more than 25 years of operational and financial leadership experience in healthcare services and medical devices. Most recently he was President and Chief Executive Officer of Pulse Metric, Inc., a private San Diego-based cardiovascular device company. Prior to Pulse Metric, Mr. Nydam spent two years as Senior Vice President at San Diego-based Science Applications International Corporation, a major provider of information technology, systems integration, telecommunications and eBusiness products and services to commercial and government customers.

Mr. Nydam spent 14 years in senior operational and financial roles at San Diego-based Premier, the largest healthcare alliance in the United States. In addition, Mr. Nydam served for six years as a public accountant at Deloitte, Haskins & Sells, an international public accounting firm subsequently merged to become Deloitte & Touche.

Mr. Nydam earned a Masters of Business Administration and a Bachelor of Science in Accounting from the University of California at Berkeley.

Mr. Nydam has entered into an employment agreement with the Company. Under his employment agreement, Mr. Nydam's initial base salary will be $240,000 per year, and Mr. Nydam will be eligible to receive an annual bonus of up to 40% of his base salary. In addition, the employment agreement provides for a cash signing bonus of $15,000, and a cash performance bonus of $10,000 promptly after the Company is in full compliance with its obligations as a reporting company pursuant to the Securities Exchange Act of 1934, as amended.

Mr. Nydam's employment agreement provides that Mr. Nydam will receive options to purchase 500,000 shares of the Company's Common Stock, at an exercise price equal to the fair market value of the Common Stock on the grant date. These options vest as to 25% of the shares on the first anniversary of Mr. Nydam's employment and 1/48th of the shares at the end of each monthly anniversary thereafter. The vesting will accelerate upon the occurrence of a change in control of the Company. These options expire on the tenth anniversary of Mr. Nydam's employment.

Mr. Nydam's employment agreement also provides that Mr. Nydam will receive additional options to purchase 250,000 shares of the Company's Common Stock, at an exercise price equal to the fair market value of the Common Stock on the grant date. These options vest upon the attainment of performance objectives to be mutually agreed

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by the Company and Mr. Nydam. These options expire on the tenth anniversary of
Mr. Nydam's employment.

Mr. Nydam's employment agreement also provides that, if the Company terminates Mr. Nydam's employment other than for "cause" (as defined in the employment agreement) or if Mr. Nydam terminates his employment for "good reason" (as defined in the employment agreement), then, during the 12-month period immediately following the date of Mr. Nydam's termination, (i) the Company will continue to pay to Mr. Nydam his base salary and make available to Mr. Nydam the benefits made generally available by the Company to its employees, and (ii) his first group of options, covering 500,000 shares of Common Stock, will continue to vest.

APPOINTMENT OF NEW CHIEF FINANCIAL OFFICER.

As previously reported by the Company in a press release dated March 12, 2003, the Company's Board of Directors approved the appointment of Katherine Greenberg as the Company's new Chief Financial Officer, effective March 3, 2003.

Ms. Greenberg served in senior financial executive roles at technology and medical technology firms since 1987. Her medical device experience includes 11 years in the orthopedic trauma field with a company that now is a division of DePuy, Inc., a Johnson & Johnson company. There, she held the positions of Chief Financial Officer and Executive Vice President of Finance and Operations. She came to DePuy after its acquisition of Los Angeles-based ACE Medical Company, where she served as Vice President and Chief Financial Officer, Director and Corporate Secretary. ACE was a privately-held orthopedic device manufacturer with global sales and distribution, which DePuy acquired in March 1994.

Ms. Greenberg most recently served as Chief Financial Officer at Costa Mesa, California-based Junum, Inc., an early-stage public company providing Internet-based credit repair assistance and related services to consumers. Prior to that, she served for approximately two years as Chief Financial Officer of Los Angeles-based Fastpoint Communications, Inc., an Internet Services Provider marketing DSL Internet access and related services to small and mid-sized business customers and consumers nationwide. Before that Ms. Greenberg served as Vice President & Controller, Information Technology Group at Los Angeles-based The Capital Group Companies, Inc., one of the world's largest private investment management firms. Prior to that, Ms. Greenberg held the position of Vice President & Chief Financial Officer of Justice Technology, Inc., which was awarded INC 500 magazine's award for fastest growing private company in 1998.

Ms. Greenberg served for three years as a public accountant in the New York office of Deloitte, Haskins & Sells (now Deloitte & Touche). She holds a Master of Business Administration from Columbia Business School and a Bachelor of Arts, cum laude, in Philosophy from Mount Holyoke College in Massachusetts.


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Ms. Greenberg will be responsible for corporate financial and administrative functions, taking over that role for John V. Cracchiolo, who has been appointed President of Endocare's Interventional Radiology business group. Mr. Nydam's and Ms. Greenberg's appointments will provide Mr. Cracchiolo the time to focus on new growth opportunities within the Company.

Ms. Greenberg has entered into an employment agreement with the Company. Under her employment agreement, Ms. Greenberg's initial base salary will be $185,000 per year, and Ms. Greenberg will be eligible to receive an annual bonus of up to 40% of her base salary.

Ms. Greenberg's employment agreement provides that Ms. Greenberg will receive options to purchase 250,000 shares of the Company's Common Stock, at an exercise price equal to the fair market value of the Common Stock on the grant date. These options vest as to 25% of the shares on the first anniversary of Ms. Greenberg's employment and 1/48th of the shares at the end of each monthly anniversary thereafter. The vesting will accelerate upon the occurrence of a change in control of the Company. These options expire on the tenth anniversary of Ms. Greenberg's employment.

Ms. Greenberg's employment agreement also provides that, if the Company terminates Ms. Greenberg's employment other than for "cause" (as defined in the employment agreement) or if Ms. Greenberg terminates her employment for "good reason" (as defined in the employment agreement), then, during the 12-month period immediately following the date of Ms. Greenberg's termination, the Company will continue to pay to Ms. Greenberg her base salary and make available to Ms. Greenberg the benefits made generally available by the Company to its employees.

OTHER EVENTS.

As previously reported by the Company in a press release dated March 12, 2003, Paul Mikus plans to focus on the strategic direction of the Company in the continuing role of Chairman of the Board of Directors, and he has vacated the title of Chief Executive Officer, a position that will remain open until a later date.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

                  99.1 Employment Agreement, dated March 3, 2003, between Endocare, Inc. and William J. Nydam.

                  99.2 Employment Agreement, dated March 25, 2003, between Endocare, Inc. and Katherine Greenberg.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ENDOCARE, INC.

                                        By: /s/ Katherine Greenberg
Date: March 26, 2003
                                        --------------------------------
                                                 Katherine Greenberg
                                                 Chief Financial Officer



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